Exhibit 99.1

News Release For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com INVESTORS: Brian Kearney 312-549-5002 IR@conagra.com

CONAGRA BRANDS UPDATES FISCAL 2020 OUTLOOK;

REMAINS COMMITTED TO LONG-TERM TARGETS

Management will Present at the 2020 CAGNY Conference on Tuesday, Feb. 18th

CHICAGO, February 17, 2020 — Conagra Brands, Inc. (NYSE: CAG) today announced that it is revising its fiscal 2020 outlook as a result of softer than expected category performance during the company’s fiscal third quarter, which ends on February 23, 2020. Third quarter consumption declines have impacted a wide range of categories across the food industry, including categories in which Conagra Brands competes.

The Company now expects fiscal 2020 organic net sales growth to be flat to 0.5%. Adjusted operating margin is now expected to be 15.8% to 16.2%. The Company expects adjusted diluted earnings per share from continuing operations of $2.00 to $2.07.

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “Consumption softness in the quarter first emerged in the foodservice industry, with holiday restaurant traffic weaker than last year. Softness pivoted to retail in January and impacted numerous categories across food, including several in which we compete. While we planned for tougher year-over-year comparable results in the third quarter, we did not plan for this level of category softness. Accordingly, we are updating our fiscal 2020 outlook.”

Connolly continued, “Despite the unplanned third quarter consumption downturn, we remain encouraged by the health of our brands and the traction we have made on our fiscal 2020 innovation slate. We have gained share in many of our categories during the quarter and, based on our analysis, believe the recent consumption weakness is abating. We expect a resumption of year-over-year organic net sales growth in our fourth fiscal quarter.”

The Company remains committed to achieving its fiscal 2021 leverage goal. In addition, it is also committed to delivering on its fiscal 2022 targets, which have been updated for recent divestitures.

Connolly noted, “We remain confident in our brands, the proven Conagra Way playbook and the long runway of growth ahead. As such, we are reaffirming our commitment to achieving our fiscal 2021 deleveraging and delivering on our long-term fiscal 2022 targets.”

The Company’s CAGNY presentation slides will be available today, February 17, at approximately 10:00 a.m. ET on conagrabrands.com/investor-relations under Events & Presentations.

Updated Fiscal 2020 Outlook

Note that organic net sales growth continues to exclude the impact of fiscal 2020’s 53rd week. All other metrics continue to include the impact of the 53rd week. The Company’s updated guidance also reflects the impact of the divestiture of the Lender’s bagel business, which closed early in the third quarter.

CONAGRA BRANDS

Metric	Prior Fiscal 2020 Guidance	Updated Fiscal 2020 Guidance
Organic Net Sales Growth	+1.0% to +1.5%	Flat to +0.5%
Reported Net Sales Growth	+12.4% to +12.9%	+10.0% to +10.5%
Adj. Op. Margin	16.2% to 16.8%	15.8% to 16.2%
Adj. Net Interest Expense	Slightly below $505 million	~$500 million
Adj. Effective Tax Rate	~24%	23% to 24%
Avg. Diluted Shares	~488 million	~488 million
Adj. Diluted EPS from Cont. Ops.	$2.07 to $2.17	$2.00 to $2.07
Free Cash Flow	Slightly below $1 billion	~950 million

Updated Fiscal 2022 Targets

Metric	Updated Fiscal 2022 Targets
Organic Net Sales Growth (3-yr. CAGR ending FY22)	+1% to +2% (no change)
FY22 Adjusted Operating Margin	18% to 19% (no change)
FY22 Adjusted Diluted EPS from Cont. Ops.	$2.66 to $2.76 (reduced $0.02 for recent divestitures)
Free Cash Flow Conversion (% of Adjusted Net Income; 3-yr. Average Ending FY22)	95%+ (no change)

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, divestitures, and other items impacting comparability makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

CAGNY Conference Presentation Webcast

As previously announced, Conagra Brands will present at the 2020 CAGNY (Consumer Analyst Group of New York) Conference on Tuesday, February 18, at 9 a.m. ET.

A live audio webcast of the presentation will be available on conagrabrands.com/investor-relations under Events & Presentations. A replay of the webcast will be available until February 18, 2021.

CONAGRA BRANDS

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Birds Eye®, Marie Callender’s®, Banquet®, Healthy Choice®, Slim Jim®, Reddi-wip®, and Vlasic®, as well as emerging brands, including Angie’s® BOOMCHICKAPOP®, Duke’s®, Earth Balance®, Gardein®, and Frontera®, offer choices for every occasion. For more information, visit www.conagrabrands.com.

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the risk that the cost savings and any other synergies from the acquisition of Pinnacle (the “acquisition”) may not be fully realized or may take longer to realize than expected; the risk that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the risks that the acquisition and related integration will create disruption to the Company and its management and impede the achievement of business plans; the risk that the acquisition will negatively impact the ability to retain and hire key personnel and maintain relationships with customers, suppliers, and other third parties; risks related to our ability to successfully address Pinnacle’s business challenges; risks related to our ability to achieve the intended benefits of other recent acquisitions and divestitures; risks associated with general economic and industry conditions; risks associated with our ability to successfully execute our long-term value creation strategies, including those in place for specific brands at Pinnacle before the acquisition; risks related to our ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to our ability to execute operating and restructuring plans and achieve targeted operating efficiencies from cost-saving initiatives, related to the acquisition and otherwise, and to benefit from trade optimization programs, related to the acquisition and otherwise; risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities; risks related to the Company’s competitive environment and related market conditions; risks related to our ability to respond to changing consumer preferences and the success of its innovation and marketing investments; risks related to the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters, as well as any securities litigation, including securities class action lawsuits; risk associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations; risks related to the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges, related to the acquisition or otherwise; the costs, disruption, and diversion of management’s attention due to the integration of the acquisition; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.

CONAGRA BRANDS

Note on Non-GAAP Financial Measures

This document includes certain forward-looking non-GAAP financial measures, including adjusted diluted earnings per share from continuing operations, organic net sales, adjusted operating margin, adjusted net interest expense, free cash flow, and adjusted effective tax rate. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.